As filed with the Securities and Exchange Commission on May 6, 2021
Registration No. 333-248532

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Thryv Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7374	13-2740040
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas 75261
(972) 453-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph A. Walsh
Chief Executive Officer
2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas 75261
(972) 453-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Alexander D. Lynch Corey R. Chivers Meera Sitaram Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Lesley Bolger Thryv Holdings, Inc. 2200 West Airfield Drive P.O. Box 619810 DFW Airport, Texas 75261 (972) 453-7000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

On September 1, 2020, Thryv Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-248532), which was originally declared effective by the SEC on September 23, 2020 (the “Registration Statement”). The Registration Statement registered the resale of 26,726,538 shares of common stock of the Company by the registered stockholders identified in the prospectus included in the Registration Statement.

In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on May 6, 2021.

THRYV HOLDINGS, INC.

By:	/s/ Paul D. Rouse
Name: Paul D. Rouse
Title: Chief Financial Officer, Executive Vice President and Treasurer